Exhibit 99.1

Joint Filing Agreement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us.

Dated as of:  September 18, 2006

APOLLO REAL ESTATE INVESTMENT FUND III, L.P.
By:	APOLLO REAL ESTATE ADVISORS III, L.P.
its general partner

	By:	APOLLO REAL ESTATE CAPITAL ADVISORS III, INC.
its general partner

	By:	/s/ Stuart Koenig
Stuart Koenig
Vice President

APOLLO REAL ESTATE ADVISORS III, L.P.

By:	APOLLO REAL ESTATE CAPITAL ADVISORS III, INC.
its general partner

	By:	/s/ Stuart Koenig
Stuart Koenig
Vice President

APOLLO REAL ESTATE MANAGEMENT III, L.P.

By:	APOLLO REAL ESTATE MANAGEMENT III, INC.
its general partner

	By:	/s/ Stuart Koenig
Stuart Koenig
Vice President